Exhibit 99.1

FOR IMMEDIATE RELEASE

Nexstar Media Group Announces

$1,000 Million Offering of Senior Notes

September 15, 2020

Irving, TX – September 15, 2020 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) announced today that its wholly-owned subsidiary, Nexstar Broadcasting, Inc. (the “Issuer”), intends to offer, subject to market and other customary conditions, up to $1,000 million in aggregate principal amount of new senior notes due 2028 (the “Notes”) in a private offering.

The Notes will be the Issuer’s senior unsecured obligations and will be guaranteed by the Company, Mission Broadcasting, Inc. (“Mission”) and certain of the Issuer’s and Mission’s existing and future restricted subsidiaries on a senior unsecured basis.

The Issuer intends to use the proceeds from the proposed offering to redeem all of its 5.625% senior unsecured notes due 2024 (the “2024 Notes”) and pay related premiums, accrued and unpaid interest, if any, and fees and expenses, with the remainder to be used for general corporate purposes. This press release does not constitute a notice of redemption of the 2024 Notes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 196 television stations and related digital multicast signals reaching 114 markets or approximately 39% of all U.S. television households (reflecting the FCC’s UHF discount). Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. Nexstar also owns WGN America, a growing national general entertainment and news cable network and a 31.3% ownership stake in TV Food Network, a top-tier cable asset. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This press release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release, concerning, among other things, the Issuer’s issuance of the Notes and the use of proceeds therefrom, involve risks and uncertainties, and are subject to change based on various important factors, including the Issuer’s ability to consummate the offering of the Notes on the terms expected or at all, current capital and debt market conditions, risks and uncertainties related to the global Coronavirus Disease 2019 (“COVID-19”) pandemic, including, for example, expectations regarding the impact of COVID-19 on our businesses and our future financial performance; our ability to obtain financial and tax benefits from the Coronavirus Aid, Relief, and Economic Security Act; the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2019, Nexstar’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and Nexstar’s subsequent public filings with the Securities and Exchange Commission.

Investor Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni, Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP & Chief Communications Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv